Exhibit 99.3

AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

This Amendment No. 1 to Stock Purchase Agreement (“Amendment”) dated as of March 23, 2006, is by and among Nationwide Financial Solutions, Inc., a Nevada corporation (“Purchaser”), Bay Capital Corp., a Maryland corporation (“Company”), and Paul Bekman and Arlene Bekman (the “Bekmans”), Ben Lyons and Sherry A. Lyons (the “Lyons”), and Stewart Sachs and Nadine Sachs (the “Sachs” and together with Bekmans and Lyons, the “Stockholders”), and Stewart Sachs (the “Stockholders’ Representative”) as agent and attorney-in-fact for the Stockholders.

RECITALS

A.          Purchaser, Company, the Shareholders, and the Shareholders’ Representative entered into that certain Stock Purchase Agreement and Plan of Merger dated as of December 9, 2005 (the “Stock Purchase Agreement”).

B.	The parties desire to amend the Stock Purchase Agreement as provided for herein.

C.          Capitalized terms not otherwise defined here shall have the meanings ascribed to them in the Stock Purchase Agreement.

AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Section 2.1.2 of the Stock Purchase Agreement is hereby amended and restated as follows:

“The Cash Consideration will be reduced by any Excess Expenses, Working Capital Deficit, Remaining Notes, and Operating Expense Note. “Operating Expense Note” shall mean all outstanding amounts owed pursuant to that promissory note dated March 20, 2006, executed by Company in favor of Purchaser in the principal amount of $500,000.”

2.	Section 6.9 of the Stock Purchase Agreement is hereby amended and restated as follows:

“Company shall seek the termination of the notes set forth on Schedule 6.9 attached hereto (the “Notes”) pursuant to a termination agreement in the form attached hereto as Exhibit 6.9, and the replacement of the Notes with new notes pursuant to which Stewart Sachs and Ben Lyons are the obligors. At Closing, if any of the Notes have not been terminated as provided pursuant to this Section 6.9 (the “Remaining Notes”), Company shall direct Purchaser to pay out of and as a deduction to the Purchase Price any and all amounts owing under the Notes as a result of the consummation of the Transactions, and all Notes shall be cancelled in their entirety. The termination of the Notes and the replacement of the Notes with new notes pursuant to which Stewart Sachs and Ben Lyons are the obligors shall be accompanied by a simultaneous assignment and transfer without representation, recourse, or warranty, to Stewart Sachs and Ben Lyons of mortgage receivables (with a value equal to the outstanding principal on the terminated Notes) listed in Schedule 2.4 held by Company with respect to the Notes, with the result that the simultaneous termination of the Notes and replacement of the Notes with new notes pursuant to which Stewart Sachs and Ben Lyons are the obligors, and assignment of the mortgage receivables shall have a neutral effect on the March 31 Balance Sheet. If there are any Remaining Notes, the assets listed in Schedule 2.4 shall be reduced to a value equal to the outstanding principal on the Notes which have been terminated.”

3.	Section 7.2.13 of the Stock Purchase Agreement is hereby amended and restated as follows:

“The Notes shall have been terminated and the Notes shall have been replaced with new notes pursuant to which Stewart Sachs and Ben Lyons are the obligors shall and/or Company shall have directed Purchaser to pay out of the Purchase Price at Closing any and all amounts owing under the Remaining Notes as a result of the consummation of the Transactions and all Remaining Notes shall be cancelled in their entirety immediately upon payment at Closing.”

4.	Section 7.2.20 shall be added as follows:

“7.2.20     Operating Expense Note. Company shall have directed Purchaser to pay out of the Purchase Price at Closing any and all amounts owing under the Operating Expense Note.”

5.            Except as specifically amended hereby, the Stock Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

6.            This Amendment may be executed in counterparts or by facsimile, each of which shall be deemed an original, and all of which together shall constitute one agreement binding on the parties hereto.

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SIGNATURE PAGE—AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT

IN WITNESS WHEREOF, Purchaser, Company, the Stockholders, and the Stockholders’ Representative have signed or caused this Amendment to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

NATIONWIDE FINANCIAL SOLUTIONS, INC. By /s/ Darren R. Dierich ———————————— Its Chief Financial Officer	BAY CAPITAL CORPORATION By /s/ Stewart Sachs ———————————— Its Shareholder Representative

STOCKHOLDERS:

/s/ Paul Bekman
————————————

PAUL BEKMAN

/s/ Arlene Bekman
————————————

ARLENE BEKMAN

/s/ Ben Lyons
———————————————

BEN LYONS

/s/ Sherry A. Lyons
———————————————

SHERRY A. LYONS

/s/ Nadine Sachs
———————————————

NADINE SACHS

/s/ Stewart Sachs
———————————————

STEWART SACHS

SHAREHOLDERS’ REPRESENTATIVE /s/ Stewart Sachs ——————————————— STEWART SACHS